Exhibit 23.1

770 E. Warm Springs Road Suite 225 Las Vegas, NV 89119 (702) 413.6000 www.rbsmllp.com

September 8, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed by Safe Pro Group Inc. (the “Company”) of our report dated March 28, 2025, relating to the financial statements of Safe Pro Goup Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Las Vegas, Nevada

September 8, 2025